CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-2 (No. 333-65364) and Form S-8 (No. 333-42153) of our report dated October 18, 2002, except for Notes 11 and 16, which are as of October 31, 2003 relating to the consolidated financial statements of CHS Inc. for the year ended August 31, 2002, which appears in this Amended Annual Report on Form 10-K/A.



PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 12, 2003